Exhibit 99.2
FOR IMMEDIATE RELEASE
US BioEnergy Announces Technology Initiative
to Increase Expected Production to 780 MGY by the End of 2008
US Bio Process Technology™ initiative is expected to result
in a 20% production increase at its four 100 MGY plants
ST. PAUL, Minnesota, (August 10, 2007) — US BioEnergy Corporation (NASDAQ: USBE), one of the largest ethanol producers in the United States, announced today that it intends to utilize US Bio Process Technology™ at its Albert City, Hankinson, Dyersville and Janesville plants. These plant operating advancements are expected to increase the production capacity at each of these plants from 100 million gallons per year (MGY) to 120 MGY by the end of 2008.
US Bio Process Technology includes a combination of technology enhancements, engineering improvements, new training programs and other process improvements that have been developed over the past three years by US BioEnergy. Utilizing these process technology enhancements, US BioEnergy has consistently achieved production levels of 120% of nameplate capacity at 40 MGY plants it owns or has operated.
With four plants currently in operation and three under construction, US BioEnergy previously announced an expected production capacity of 600 MGY by the end of 2008. Factoring in the company’s recently announced intention to acquire Millennium Ethanol the implementation of the US Bio Process Technology initiative is expected to result in a production capacity expansion of 80 MGY, for a total of 780 MGY by the end of 2008. All of the company’s plants under construction are fully funded and the deployment of US Bio Process Technology requires minimal additional capital expenditures.
Gordon Ommen, CEO of US BioEnergy, stated, “US BioEnergy has been executing its growth strategy through the development of new ethanol facilities and the acquisition of existing facilities in operation or under construction. The implementation of this process improvement initiative represents the third leg of that growth strategy, namely growth through higher production at our plants. The US Bio Process Technology initiative represents the culmination of the work of a very talented and seasoned team of engineers and operators that understand this business and have applied their collective expertise in a very focused way to implement a series of enhancements at each of our plants that we believe will consistently generate greater output from our plants. Importantly, these enhancements are expected to be achieved while we continue to improve on our industry-leading corn to ethanol conversion rates, which was 2.86 for the six months ending June 30, 2007. ”
About US BioEnergy Corporation
US BioEnergy Corporation is a producer and marketer of ethanol and distillers grains. The company currently owns and operates four ethanol plants and has three additional ethanol plants under construction, and intends to acquire Millennium Ethanol, LLC. Upon completion of these initiatives, the company will own and operate eight plants with combined expected nameplate ethanol production capacity of 700 million gallons per year.

Forward-looking Statements
Certain matters discussed in this news release are “forward-looking statements.” The Private Securities Litigation Reform Act of 1995 has established that these statements qualify for safe harbors from liability. Forward-looking statements may include words like “believe,” “anticipate,” “target,” “expect,” “pro forma,” “estimate,” “intend,” “guidance” or words of similar meaning. Forward-looking statements describe future plans, objectives, expectations or goals. Although US BioEnergy Corporation believes that its expectations are based on reasonable assumptions, all forward-looking statements involve risk and uncertainty. Therefore, actual results could vary materially from what we expect. Please review our filings the Securities and Exchange Commission, including Annual Report on Form 10-K for the year ended December 31, 2006, for important risk factors that could cause results to differ materially from those in any such forward-looking statements. Any forward-looking statement speaks only as of the date such statement was made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement was made except as required by applicable laws or regulations.
Additional Information About the Millennium Ethanol Merger and Where to Find It
US BioEnergy and Millennium Ethanol, LLC have filed a definitive proxy statement/prospectus with the Securities and Exchange Commission (the “SEC”) in connection with the proposed acquisition of Millennium Ethanol by US BioEnergy. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY AMENDMENTS OR SUPPLEMENTS THERETO BECAUSE THEY CONTAIN IMPORTANT INFORMATION. The proxy statement/prospectus and other relevant materials and any other documents filed by US BioEnergy or Millennium Ethanol with the SEC may be obtained free of charge at the SEC’s website (http://www.sec.gov). In addition, investors may obtain free copies of the proxy statement/prospectus and other relevant materials and other documents filed with the SEC by US BioEnergy by directing a request to US BioEnergy Corporation, Attention: Investor Relations, at 5500 Cenex Drive, Inver Grove Heights, Minnesota 55077, (651) 554-5491. Investors may obtain free copies of the proxy statement/prospectus and other relevant materials and other documents filed with the SEC by Millennium by directing a request to Millennium Ethanol, LLC, Attention: Steve Domm, at 44608 273rd St., Marion, South Dakota 57403, (605) 648-3941.
Media Contacts:

JD Bergquist	James McCusker
US BioEnergy Corporation	ICR
651-554-5490	203-682-8200
media@usbioenergy.net	jmccusker@icrinc.com
Investor Contact:
Investor Relations
US BioEnergy Corporation
651-554-5491
investor@usbioenergy.net
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